                                                                    Exhibit 99.2


                         CONSENT OF JOSEPH M. SILVESTRI



I hereby consent to my inclusion as a prospective director of MacDermid, Incorporated and to the use in this Proxy Statement -- Prospectus of MacDermid, Incorporated of my name and information which appears relating to me under the headings "Summary -- Executive Officers and Directors of MacDermid After the Merger" and "Executive Officers and Directors of MacDermid After the Merger."


/s/ Joseph M. Silvestri
------------------------
Joseph M. Silvestri

November 12, 1999